EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 31, 1996, appearing on page F-2 of Vail Resorts, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1996.


ARTHUR ANDERSEN LLP
Denver, Colorado
October 21, 1997